UHY VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

Managing Directors:

DAVID T. K. NG BTH, MA, MCOM, CA(AUST.), ACA, FCCA, FAIA, FCPA, FCIS,FHKIoD, MSCA, CIA, FTIHK, CTA(HK), HKRFP, JP(NSW)
吳梓堅會計師

S. T. YUEN MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, CTA(HK), MIIA, HKRFP
原樹堂會計師

Pang Hon Chung MBA, DipMS, FCCA, CGA, ACA, CPA(Practising), CTA(HK)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(23 lines)
FAX : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com
Website : www.uhy-hk.com

香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

March 18, 2011

Securities and Exchange Commission
100F Street, N.E.
Washington, DC 20549

Dear Sir/Madam,

We are the former independent registered public accounting firm for China Grand Resorts, Inc. (the "Company"). We have read the Company's disclosure set forth in Item 4.01 "Changes in Registrant's Certifying Accountant" of the Company's Current Report on Form 8-K dated on March 18, 2011 (the "Current Report") and are in agreement with the disclosure in the Current Report, in so far as it pertains to our firm.

Thanks for your attention

Yours sincerely,

UHY Vocation HK CPA Limited
Hong Kong, People's Republic of China